UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Asset Management Services Agreement
On March 30, 2012, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary (“KBS Acquisition Sub”), entered into an Asset Management Services Agreement (the “Agreement”) with GKK Realty Advisors LLC (“GKK”) with respect to certain properties (the “GKK Properties”) indirectly transferred to the Company by an affiliate of GKK pursuant to a Collateral Transfer and Settlement Agreement (the “Settlement Agreement”), which transfers were completed on December 15, 2011. GKK is not affiliated with the Company or KBS Acquisition Sub. For more information on the GKK Properties and the Settlement Agreement, see Part I, Item I, “Business — Investment Portfolio — GKK Properties” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2011.
Pursuant to the Agreement, GKK has agreed to provide, among other services: standard asset management services, assistance related to dispositions, accounting services and budgeting and business plans (the “Services”) for those GKK Properties indirectly owned by the Company or in which the Company indirectly holds a leasehold interest. The Agreement will terminate on December 31, 2015. The Company may terminate the Agreement on or after April 1, 2013 on ninety days written notice to GKK, with the payment of a termination fee and subject to certain additional termination rights and restrictions contained in the Agreement. GKK may terminate the Agreement on or after December 31, 2012 on ninety days written notice to the Company, without the payment of a termination fee and subject to certain additional termination rights and restrictions contained in the Agreement.
As compensation for the Services, KBS Acquisition Sub has agreed to pay to GKK: (i) an annual fee of $12 million plus all GKK Property-related expenses incurred by GKK, the payment of a portion of which annual fee may be deferred by KBS Acquisition Sub until not later than June 30, 2013, and (ii) subject to certain terms and conditions in the Agreement, participation interests in the amounts by which the net sales value of all properties sold plus KBS Acquisition Sub’s remaining net assets exceed certain threshold amounts, which participation will equal not less than $3.5 million and not more than $12 million, measured on a date as determined pursuant to the terms of the Agreement.
The Agreement supersedes and replaces all prior agreements related to the Services among the Company and its affiliates and GKK and its affiliates.
ITEM 8.01 OTHER EVENTS
Extension of the FSI Loan
On March 30, 2012, the Company, through certain indirect wholly owned subsidiaries (collectively, the “FSI Borrowers”), entered into an amendment to its loan agreement (as amended, the “FSI Loan Agreement”) with Gramercy Investment Trust, which entity is not affiliated with the Company or the FSI Borrowers. Pursuant to the FSI Loan Agreement, the maturity date of the loan evidenced by the FSI Loan Agreement was extended until December 11, 2013, which date may be extended by the FSI Borrower until January 11, 2014, subject to certain terms and conditions contained in the FSI Loan Agreement. Additionally, the FSI Borrowers may, at their option, further extend the maturity date of the loan until December 11, 2014 or January 11, 2015, subject to certain terms and conditions contained in the FSI Loan Agreement. As of March 30, 2012, the principal outstanding balance of this loan was approximately $61.2 million and the contractual interest rate was LIBOR plus 3.00%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: April 3, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer